16.1

Letter of Change of Certifying Accountant

SPOKANE BOISE COLFAX GRANDVIEW MOSES LAKE OMAK	OTHELLO QUINCY TRI-CITIES WALLA WALLA WENATCHEE YAKIMA

ACCOUNTING	January 7,2008

AND

CONSULTING	Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0405

Commissioners:

MEMBER OF
We have read the statements made by HuntMountain Resources (the "Company") which we understand well be filed with the Securities and Exchange Commission, Pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K/A, dated January 7, 2008 (copy enclosed). We agree with the statements concerning our Firm in such Form 8-K/A

THE

McGLADREY

Very truly yours,

NETWORK

LeMASTER & DANIELS PLLC

/s/ LeMASTER & DANIELS PPLC